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                     RESTATED ARTICLES OF INCORPORATION OF

                 THE PROFIT RECOVERY GROUP INTERNATIONAL, INC.


                                       1.

                                      NAME

                  The name of the corporation is: The Profit Recovery Group International, Inc.

                                       2.
                                 CAPITALIZATION

                  The total number of shares of capital stock of all classes that the corporation shall have the authority to issue is Two Hundred and One Million (201,000,000) shares, of which Two Hundred Million (200,000,000) shares, no par value per share, shall be designated "Common Stock" and One Million (1,000,000) shares, no par value per share, shall be designated "Preferred Stock."

                  The preferences, limitations and relative rights of the shares of each class of stock of the corporation are as follows:

         A.       PREFERRED STOCK

                           1. General. The Preferred Stock may be issued from time to time in one or more classes or series, the shares of each class or series to have such designations, powers, preferences, rights, qualifications, limitations and restrictions thereon as are stated and expressed herein and in the resolution or resolutions providing for the issuance of such class or series adopted by the Board of Directors as hereinafter prescribed. Articles of Amendment shall be filed with respect to issuance of such Preferred Stock pursuant to the provisions of Section 14-2-602 of the Georgia Business Corporation Code (as amended from time to time, the "Code"). Each series of a class must be given a distinguishing designation and all shares of a series must have preferences, limitations, and relative rights identical with those of other shares of the same series and, except to the extent otherwise provided in the description of the series, with those of other series of the same class; provided, however, that any of the voting powers, preferences, designations, rights, qualifications, limitations, or restrictions of or on the class or series of shares, or the holders thereof, may be made dependent upon facts ascertainable outside these Articles of Incorporation, as amended from time to time, if the manner in which the facts shall operate upon the voting powers, designations, preferences, rights, qualifications, limitations, or restrictions of or on the shares, or the holders thereof, is clearly and expressly set forth in these Articles of Incorporation, as amended from time to time.


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                           2.       Preferences, Limitations and Relative
                  Rights. Authority is hereby expressly granted to and vested in the Board of Directors to authorize the issuance of the Preferred Stock from time to time in one or more classes or series, to determine and take necessary proceedings to fully effect the issuance and redemption of any such Preferred Stock, and, with respect to each class or series of the Preferred Stock, to fix and state the following by resolution or resolutions from time to time adopted providing for the issuance thereof:

                  a) whether or not the class or series is to have voting rights, full or limited, or is to be without voting rights;

                  b) the number of shares which shall constitute the class or series and the designations thereof;

                  c) the preferences and relative participating, optional or other special rights, if any, and the qualifications, limitations or restrictions thereof, if any, with respect to any class or series;

                  d) whether or not the shares of any class or series shall be redeemable and, if redeemable, the redemption price or prices, and the time or times at which, and the terms and conditions upon which, such shares shall be redeemable and the manner of redemption;

                  e) whether or not the shares of a class or series shall be subject to the operation of retirement or sinking funds to be applied to the purchase or redemption of such shares for retirement, and if such retirement or sinking fund or funds be established, the annual amount thereof and the terms and provisions relative to the operation thereof;

                  f) whether or not dividends are payable on any class or classes or series of stock, and if dividends are so payable, the dividend rate, whether dividends are payable in cash, stock of the corporation, or other property, the conditions upon which and the times when such dividends are payable, the preference to, or the relation to the payment of, the dividends payable on any other class or classes or series of stock, whether or not such dividend shall be cumulative or noncumulative, and if cumulative, the date or dates from which such dividends shall accumulate;

                  g) the preferences, if any, and the amounts thereof that the holders of any class or series thereof shall be entitled to receive upon the voluntary or involuntary dissolution of, or upon any distribution of the assets of, the corporation;

                  h) whether or not the shares of any class or series shall be convertible into, or exchangeable for, the shares of any other class or classes or of any other series of the same or any other class or classes of the corporation and the conversion price or prices or ratio or ratios or the rate or rates at which such conversion or exchange may be made, with such adjustments, if any, as shall be stated and expressed or provided for in such resolution or resolutions; and


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         i)       such other rights and provisions with respect to any class or series as the Board of Directors may deem advisable.

                  The shares of each class or series of the Preferred Stock may vary from the shares of any other class or series thereof in any or all of the foregoing respects. The Board of Directors may increase the number of shares of Preferred Stock designated for any existing class or series by a resolution adding to such class or series authorized and unissued shares of the Preferred Stock not designated for any other class or series. The Board of Directors may decrease, but not below the number of shares then issued, the number of shares of the Preferred Stock designated for any existing class or series by a resolution, subtracting from such class or series unissued shares of the Preferred Stock designated for such class or series, and the shares so subtracted shall become authorized, unissued and undesignated shares of the Preferred Stock.

B.       COMMON STOCK

                  1.       VOTING RIGHTS.

                  (a) Except as otherwise required by law or as may be provided by the resolutions of the Board of Directors authorizing the issuance of any class or series of Preferred Stock, as provided in Section A of this Article 2, all rights to vote and all voting power shall be vested exclusively in the holders of the Common Stock.

                  (b) The holders of the Common Stock shall be entitled to one vote per share on all matters submitted to a vote of shareholders of the Corporation (the "Shareholders"), including, without limitation, the election of directors.

                  2. DIVIDENDS. Except as otherwise provided by law or as may be provided by the resolutions of the Board of Directors authorizing the issuance of any class or series of Preferred Stock, as provided in Section A of this Article 2, the holders of the Common Stock shall be entitled to receive, on a pro-rata basis, when, as and if provided by the Board of Directors, out of funds legally available therefor, dividends payable in cash, stock or otherwise.

                  3. LIQUIDATING DISTRIBUTIONS. Upon any liquidation, dissolution or winding-up of the corporation, whether voluntary or involuntary, and after payment or provision for payment of the debts and other liabilities of the corporation, and except as may be provided by the resolutions of the Board of Directors authorizing the issuance of any class or series of Preferred Stock, as provided in Section A of this Article 2, the remaining assets of the corporation shall be distributed pro-rata to the holders of the Common Stock.


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                                       3.

                               BOARD OF DIRECTORS

                  (a)      The Board of Directors shall be divided into three
         (3) classes with each such class to be as nearly equal in number as possible. At the annual meeting of Shareholders in 1996 the directors of Class I shall be elected to hold office for a term expiring at the next succeeding annual meeting; directors of Class II shall be elected to hold office for a term expiring at the second succeeding annual meeting; and directors of Class III shall be elected to hold office for a term expiring at the third succeeding annual meeting.

                  (b) Subject to the foregoing, at each annual meeting of Shareholders beginning with the annual meeting to be held in 1997, the successors to the class of directors whose term shall then expire shall be elected to hold office for a term expiring at the third succeeding annual meeting. Each director shall hold office for the term for which he or she is elected or appointed or until his or her successor shall be elected and qualified, or until his or her death, removal from office or resignation.

                  (c) Should the number of directors be changed, any newly created directorships or any decrease in directorships shall be so apportioned among the classes as to make Classes I, II, and III as nearly equal in number as possible.

                  (d) No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.


                                       4.

                        SPECIAL MEETINGS OF SHAREHOLDERS

                  Special meetings of the Shareholders may be called only by:

                  (a)      the Chairman of the Board;

                  (b)      the President;

                  (c) a majority of the members of the Board of Directors then in office; or

                  (d) the holders of at least thirty five percent (35%) of all the votes entitled to be cast on any issue proposed to be considered at the proposed special meeting if said holders deliver to the Secretary of the corporation one (1) or more signed and dated written demands for the meeting, describing therein the purpose or purposes for which the special meeting is to be held; provided, however, that at such time and so long as there are one hundred (100) or fewer Shareholders of record, the corporation shall hold such special meeting upon the demand of at least twenty five percent (25%) of said holders. The record date for determining Shareholders


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         entitled to demand a special meeting shall be determined in the manner provided in the Bylaws.

                  Only the business within the purpose or purposes described in the meeting notice required by subsection (c) of Code Section 14-2-705 may be conducted at a special meeting of the Shareholders.


                                       5.

                                INDEMNIFICATION

                  The corporation may indemnify or obligate itself to indemnify, pursuant to an indemnification agreement or otherwise, a director made a party to a proceeding, including a proceeding brought by or in the right of the corporation, to the maximum extent permitted by Section 14-2-856 of the Code, without regard to the limitations contained in other sections of Part 5 of Article 8 of the Code.


                                       6.

                       ELIMINATION OF MONETARY LIABILITY

                  No director of the corporation shall be personally liable to the corporation or its shareholders for monetary damages for breach of his or her duty of care or other duty as a director; provided, that this provision shall eliminate or limit the liability of a director only to the extent permitted by the Code or by any successor law or laws.


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